Exhibit 10.3B

                           AMENDMENT TO PROMISSORY
                           NOTE DATED MAY 6, 1998

      THIS AMENDMENT is dated as of December 14, 2001 between Roger E. Brooks ("Brooks") and Intelligent Controls, Inc. (the "Company").

      WHEREAS, Brooks and the Company are parties to that certain Employee Restricted Stock Purchase Agreement dated as of May 1, 1998; and pursuant to that Agreement Brooks executed a Promissory Note dated May 6, 1998 in favor of the Company, in the principal amount of $1,332,500 (the "Note");

      WHEREAS, the Note by its terms is due and payable upon demand after May 6, 2003; and

      WHEREAS, the Company has offered to extend the maturity date of the Note by an additional three years;

      NOW, THEREFORE, it is hereby agreed that the maturity date of the Note shall be extended by three years; that, accordingly, the second paragraph of the Note shall be deemed amended to read in its entirety as follows:

         Said principal sum and interest thereon shall be due and payable on demand on or after May 6, 2006.

that all other provisions of the Note shall remain in full force and effect, without change; and that this amendment shall not be deemed a novation of the Note.

      IN WITNESS WHERE OF, this amendment has been duly executed by the parties as of the date first stated above.

INTELLIGENT CONTROLS, INC.

By:  /s  Charles D. Yie                /s Roger E. Brooks
     ----------------------------      ------------------
     Charles D. Yie, Chairman of       ROGER E. BROOKS
     The Compensation Committee